EXHIBIT - 10
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LIFEWAY FOODS, INC.

EXHIBIT 10.20 - STOCK PURCHASE AGREEMENT BETWEEN LIFEWAY FOODS, INC. AND THE ESTATE OF MICHAEL SMOLYANSKY, DATED DECEMBER 10, 2002



                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of December 10, 2002, by Lifeway Foods, Inc., an Illinois corporation ("Buyer"), and the Estate of Michael Smolyansky ("Seller").

                                 R E C I T A L S

         Seller desires to sell, and Buyer desires to purchase, 47,000 shares (the "Shares") of common stock of Buyer, for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:


1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUYER"--as defined in the first paragraph of this Agreement.

         "CLOSING"--as defined in Section 2.3.




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         "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DAMAGES"--as defined in Section 5.2.

         "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY"--any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b)  federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d)  multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

         (a)  such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.



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         A Person (other than an individual) will be deemed to have "Knowledge"
of a particular fact or other matter if any individual who is presently serving, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty including, but not limited to, Cook County Probate Court.

         "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.


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         "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITIES ACT"--the Securities Act of 1933 (15 U.S.C.ss.77a, ET SEQ.), as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SEC" --as defined in Section 2.4(b)(ii).

         "SELLER" --as defined in the first paragraph of this Agreement.

         "SHARES"--as defined in the Recital of this Agreement.

         "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.       SALE AND TRANSFER OF SHARES; CLOSING

2.1      SHARES

         Subject to the terms and conditions of this Agreement, on the date hereof, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

2.2      PURCHASE PRICE

         The purchase price (the "Purchase Price") for the Shares will be $338,400.00 (based upon a price of $7.20 per share, which is the average of the last daily reported sale price per share of the Buyer's publicly traded shares on the five (5) trading days preceding the date hereof).

2.3      CLOSING

         The purchase and sale (the "Closing") provided for in this Agreement will take place on the date hereof and at such time and place as the parties may agree.

2.4      CLOSING OBLIGATIONS


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At the Closing:

         (a)      Seller will:

                  (i) deliver to Buyer certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer along with an executed copy of this Agreement; and

                  (ii)approve Buyer's Form 8-K referenced in Section 2.4(b)(ii).

         (b)      Buyer will:

                  (i) deliver to Seller the amount of the Purchase Price by bank cashier's or certified check payable to the order of Seller along with an executed copy of this Agreement; and

                  (ii) provide for Seller's approval a draft of Buyer's Form 8-K to be filed on the date hereof with the United States Securities and Exchange Commission ("SEC").

3.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

3.1      ORGANIZATION AND GOOD STANDING

         (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted.

         (b) Buyer's Organizational Documents, as currently on file with the SEC (except for Buyer's Amended and Restated By-laws, a copy of which has been delivered to Seller), are those currently in effect.

3.2      AUTHORITY; NO CONFLICT

         (a) Buyer is duly authorized to enter into this Agreement.

         (b) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Agreement, the Agreement will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute this Agreement and to perform its obligations under this Agreement.



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         (b) Neither the execution and delivery of this Agreement nor the consummation or performance of the purchase of the Shares will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer may be subject; or

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of Buyer.

         Buyer neither is nor will be required to give any notice to or obtain any Consent from any Person in connection with the execution of this Agreement that it has not previously obtained.

         (c) Buyer is acquiring the Shares for its own account and not with a view to distribute within the meaning of Section 2(11) of the Securities Act.

3.3      NO UNDISCLOSED LIABILITIES

         The Buyer has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the balance sheet included in Buyer's most recently filed SEC Form 10-QSB and current liabilities incurred in the Ordinary Course of Business since the date thereof.

3.4      COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

         Buyer is in full compliance with each Legal Requirement with which a failure to comply would have a material adverse effect on the conduct or operation of Buyer's business.

3.5      NO PROHIBITION

         To the best Knowledge of Buyer, neither the consummation nor the performance of this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.


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3.6      DISCLOSURE

To the best of Buyer's Knowledge:

         (a) No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         (c) There is no fact known to Seller that has specific application to Seller and that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens the assets or financial condition of Seller that has not been disclosed to Buyer.

3.7      ABSENCE OF CERTAIN CHANGES AND EVENTS

         The Buyer has conducted its business only in the Ordinary Course of Business and since the date of Buyer's most recently filed SEC Form 10-QSB there has not been any:

         (a) change in Buyer's authorized capital stock; grant of any stock option or right to purchase shares of capital stock of Buyer; issuance of any security convertible into such capital stock; grant of any registration rights; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock; or

         (b) amendment to the Organizational Documents of Buyer, except the Amended and Restated By-laws noted in Section 3.1(b).

4.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

4.1      OWNERSHIP ON THE DATE OF THIS AGREEMENT

         Seller on the date hereof is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances.



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4.2      DISCLOSURE

To the best of Seller's Knowledge:

         (a) No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         (c) There is no fact known to Buyer that has specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects or, as far as Buyer can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Buyer (on a consolidated basis) that has not been disclosed to Seller.

4.3      AUTHORITY; NO CONFLICT

         This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution by Seller of this Agreement, the Agreement will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

4.4      ACCESS AND INVESTIGATION

         Seller acknowledges that Seller has been furnished access to all such documents, materials and information as Seller deems necessary or appropriate to enter into this Agreement. Seller confirms that Seller (and Seller's Representative, if any) carefully has read and understands the Agreement and has made such further investigation of the Buyer as was deemed appropriate to obtain additional information to verify the accuracy of Buyer's Representations and to evaluate the merits and risks of this Agreement. Seller acknowledges that Seller (and Seller's Representative, if any) has had the opportunity to ask questions of, and receive answers from, Buyer and its Representatives, concerning the terms and conditions of the Agreement, and all such questions have been answered to Seller's full satisfaction.

4.5      NO ACTIONS INCONSISTENT WITH PRIVATE SECURITIES TRANSACTION

         Seller has not taken any steps with respect to the sale of the Shares to Buyer which could be construed as inconsistent with a private securities transaction.


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4.6      NO PROHIBITION

         To the best Knowledge of Seller, neither the consummation nor the performance of this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

4.7      NO INJUNCTION

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date hereof.

4.8      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

         Seller is not aware that there has been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Shares or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

5.       INDEMNIFICATION; REMEDIES

5.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

5.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

         Seller will indemnify and hold harmless Buyer, its respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the


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Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by Seller in this Agreement;

         (b) any Breach by Seller of any covenant or obligation made by Seller in this Agreement;

         The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer.

5.3      INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Seller and its Indemnified Persons for, and will pay to the Indemnified Persons, the amount of Damages, arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by Buyer in this Agreement;

         (b) any Breach by Buyer of any covenant or obligation made by Buyer in this Agreement;

         The remedies provided in this Section 5.3 will not be exclusive of or limit any other remedies that may be available to Seller.

5.4      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party under Section 5.2 or
5.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 5.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding


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
with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 5 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

5.5      PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice as required by Section 6.3 to the party from whom indemnification is sought.

6.       GENERAL PROVISIONS

6.1      EXPENSES


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         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

6.2      CONFIDENTIALITY

         Buyer and Seller will maintain in confidence, and Buyer will cause the directors, officers, employees, agents, and advisors of Buyer to maintain in confidence any written, oral, or other information obtained in confidence from another party or Seller in connection with this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party; (b) the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceeding; or (c) such information is otherwise required by Legal Requirements.

6.3      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Seller:

         Estate of Michael Smolyansky
         Attn:  Ludmila Smolyansky, Independent Executor
         9404 Natchez Ave.
         Morton Grove, Illinois 60053

         cc:      Harris, Kessler & Goldstein LLC
                  Attn: Ryann Whalen
                  640 North LaSalle St.
                  Suite 590
                  Chicago, Illinois 60610-3731


         Buyer:

         Lifeway Foods, Inc.






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
         Attn:  Julie Smolyansky, C.E.O.
         6431 West Oakton St.
         Morton Grove, Illinois 60053
         Facsimile No.:  (847) 967-6558

         cc:      Pedersen & Houpt
                  Attn: Susan M. Hermann
                  161 North Clark St.
                  Suite 3100
                  Chicago, Illinois 60601-3224



6.4      JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Illinois, County of Cook, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Illinois, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

6.5      FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

6.6      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.


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
6.7      ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by both parties.

6.8      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other party, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

6.9      SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.10     SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

6.11     TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

6.12     GOVERNING LAW

         This Agreement will be governed by the laws of the State of Illinois without regard to conflicts of laws principles.

6.13     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            [Signature Page Follows]


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
         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



Buyer:                                        Seller:

LIFEWAY FOODS, INC.                           ESTATE OF MICHAEL SMOLYANSKY
By Julie Smolyansky, President and CEO        By Ludmila Smolyansky, Independent
                                              Executor


/s/ Julie Smolyansky                          /s/ Ludmila Smolyansky
-----------------------------------           ----------------------------------
Julie Smolyansky                              Ludmila Smolyansky

















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